Exhibit 99.1

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

FORTRESS VALUE ACQUISITION CORP. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/FVAC2020
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D22831-TBD

FORTRESS VALUE ACQUISITION CORP.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting. The following material(s) is/are available at www.proxyvote.com. TBD

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

1.  The Business Combination Proposal—To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 15, 2020 (as amended on August 26, 2020 and as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among FVAC, FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC” and, together with MPMO Merger Corp., SNR Merger Company and MPMO Merger LLC, the “Merger Subs”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR” and, together with MPMO, each a “Company” and collectively, the “Companies”) and the transactions contemplated thereby, pursuant to which each of the Companies shall become indirect wholly-owned subsidiaries of FVAC upon consummation of the business combination (the “Business Combination”). A copy of the Merger Agreement is attached to the accompanying proxy statement/consent solicitation/ prospectus as Annex A (Proposal No. 1);

	For ☐	Against ☐	Abstain ☐

2. The Charter Proposals—To consider and vote upon:

Separate proposals to approve the following material differences between the proposed second amended and restated certificate of incorporation of FVAC (the “proposed charter”) that will be in effect upon the closing of the Business Combination and FVAC’s current certificate of incorporation (the “current charter”), a copy of which is attached to the accompanying proxy statement/consent solicitation/prospectus as Annex B:

	For	Against	Abstain

2a.   To consider and vote upon an amendment to FVAC’s current charter to approve the increase of the total number of authorized shares of all classes of capital stock from 221,000,000 shares to [●], consisting of (a) [●] shares of Class A common stock and (b) [●] shares of preferred stock (Proposal No. 2);

	☐	☐	☐

2b.  To consider and vote upon an amendment to FVAC’s current charter that the MPMC board of directors be divided into three classes, with only one class of directors being elected each year and members of each class (except for those directors appointed in connection with the Business Combination) serving a three-year term, and to make certain related changes (Proposal No. 3);

	☐	☐	☐

2c.   To consider and vote upon an amendment to FVAC’s current charter that MPMC will not be governed by Section 203 of the DGCL and, instead, will be governed under a provision that is substantially similar to Section 203 of the DGCL, but excludes the Sponsor, JHL Capital Group LLC and any Exempt Transferee (as defined in the proposed charter) and their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 4);

	☐	☐	☐

2d.  To consider and vote upon an amendment to FVAC’s current charter to include the exclusive forum provision adopting the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder litigation other than with respect to any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for which the federal courts of the United States of America will be the exclusive jurisdiction under the proposed charter to the fullest extent permitted by law (Proposal No. 5);

	☐	☐	☐

	For	Against	Abstain

2e.   To consider and vote upon an amendment to FVAC’s current charter to require that any amendments relating to Article V (Board of Directors) may only be amended, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of FVAC entitled to vote in the election of directors, voting together as a single class (Proposal No. 6);

	☐	☐	☐

2f.   A proposal to approve the proposed charter, which includes the approval of all other changes in the proposed charter in connection with replacing the current charter with the proposed charter as of the closing of the Business Combination (Proposal No. 7);

	☐	☐	☐

3.  The NYSE Issuance Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of common stock pursuant to the Merger Agreement, the Subscription Agreements and the Parent Sponsor Warrant Exchange Agreement (Proposal No. 8);

	☐	☐	☐

4.  The Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the board of directors of FVAC (the “FVAC Board”) until immediately following the 2021, 2022 and 2023 annual meetings of FVAC stockholders, as applicable, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal No. 9):

	For	Against	Abstain

4a. James H. Litinsky	☐	☐	☐

4b. Randall Weisenburger	☐	☐	☐

4c. Daniel Gold	☐	☐	☐

4d. Andrew A. McKnight	☐	☐	☐

4e. General (Retired) Richard B. Myers	☐	☐	☐

4f. Maryanne R. Lavan	☐	☐	☐

4g. Connie K. Duckworth	☐	☐	☐

5. The Incentive Plan Proposal—To consider and vote upon a proposal to approve and adopt the Incentive Plan (Proposal No. 10).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature [PLEASE SIGN WITHIN BOX]	Date

D22832-TBD

Fortress Value Acquisition Corp.

Special Meeting of Stockholders

[●], 2020 at [●] a.m., Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Fortress Value Acquisition Corp. hereby appoint(s) Andrew A. McKnight and Daniel N. Bass, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Value Acquisition Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held exclusively via a live webcast at www.virtualshareholdermeeting.com/ FVAC2020, on [●], 2020, at [●] a.m., Eastern Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side